UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2013

GOLDEN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

One Golden Flake Drive, Birmingham, Alabama	35205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 458-7316

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On September 19, 2013, Golden Enterprises, Inc. (“Golden Enterprises”) held its 2013 annual meeting of shareholders at its principal executive offices at One Golden Flake Drive, Birmingham, Alabama  35205.  Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

Golden Enterprises’ shareholders elected the following eleven directors to serve a one-year term.  The voting results are set forth below.

	For	Authority Withheld
Joann F. Bashinsky	7,982,561	828,560
Paul R. Bates	7,999,755	811,366
David A. Jones	8,000,174	810,247
Mark W. McCutcheon	8,001,378	809,743
John P. McKleroy, Jr.	7,990,090	821,031
William B. Morton, Jr.	8,460,494	350,627
J. Wallace Nall, Jr.	7,987,058	824,063
Edward R. Pascoe	8,454,383	356,738
F. Wayne Pate	7,982,890	828,231
John S. P. Samford	8,457,153	353,468
John S. Stein, III	8,462,013	349,108

Proposal 2

Golden Enterprises’ shareholders approved, by an advisory vote, the compensation paid to Golden Enterprises’ named executive officers.  The voting results are set forth below.

For	Against	Abstained

7,674,825	35,716	358,301

Proposal 3

Golden Enterprises’ shareholders voted on the frequency for holding future advisory votes on executive compensation.  The voting results are set forth below.

1 Year	2 Years	3 Years	Abstained

769,499	53,978	6,459,319	706,079

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 19, 2013

GOLDEN ENTERPRISES, INC.

		By:	/s/ Patty Townsend
Patty Townsend
Vice President, CFO & Secretary